                                                                  EXHIBIT (a)(3)

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                                       OF

                         NICHOLAS-APPLEGATE MUTUAL FUNDS

                            a Delaware Business Trust

                                December 17, 1992

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                         NICHOLAS-APPLEGATE MUTUAL FUNDS

                                TABLE OF CONTENTS


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                                                           Page
                                                          -----
ARTICLE I -- The Trust...............................       1

1.1      Name........................................       1
1.2      Trust Purpose...............................       2
1.3      Definitions.................................       2

ARTICLE II-- Trustees................................       4

2.1      Number and Qualification....................       4
2.2      Term and Election...........................       4
2.3      Resignation and Removal.....................       5
2.4      Vacancies...................................       5
2.5      Meetings....................................       6
2.6      Officers; Chairman of the Board.............       7
2.7      By-Laws.....................................       7

ARTICLE III-- Powers of Trustees.....................       7

3.1      General.....................................       7
3.2      Investments.................................       8
3.3      Legal Title.................................       8
3.4      Sale of Interests...........................       9
3.5      Borrow Money................................       9
3.6      Delegation; Committees......................       9
3.7      Collection and Payment......................       9
3.8      Expenses....................................      10
3.9      Miscellaneous Powers........................      10
3.10     Further Powers..............................      10

ARTICLE IV -- Investment Advisory,
    Administrative Services and Placement Agent
    Arrangements.....................................      11

4.1      Investment Advisory and Other Arrangements..      11
4.2      Parties to Contract.........................      11

                                                           Page
                                                          -----
ARTICLE V-- Limitations of Liability.................      12

5.1      No Personal Liability of Trustees, Officers,
         Employees, Agents...........................      12
5.2      Indemnification of Trustees, Officers,
         Employees, Agents...........................      12
5.3      Liability of Holders; Indemnification.......      13
5.4      No Bond Required of Trustees................      13
5.5      No Duty of Investigation; Notice in Trust
         Instruments, Etc............................      14
5.6      Reliance on Experts, Etc....................      14
5.7      Assent to Declaration.......................      14

ARTICLE VI-- Interests in the Trust..................      15

6.1      Interests...................................      15
6.2      Rights of Holders...........................      15
6.3      Register of Interests.......................      15
6.4      Notices.....................................      15
6.5      No Pre-emptive Rights; Derivative Suits.....      15
6.6      No Appraisal Rights.........................      15

ARTICLE VII-- Purchases and Redemptions..............      16

7.1      Purchases...................................      16
7.2      Redemption by Holder........................      16
7.3      Redemption by Trust.........................      16
7.4      Net Asset Value.............................      17

ARTICLE VIII-- Holders...............................      17

8.l      Meetings of Holders.........................      17
8.2      Notice of Meetings..........................      18
8.3      Record Date for Meetings....................      18
8.4      Proxies, Etc................................      18
8.5      Reports.....................................      19
8.6      Inspection of Records.......................      19
8.7      Voting Powers...............................      19
8.8      Series of Interests.........................      20
8.9      Holder Action by Written Consent............      23
8.10     Holder Communications.......................      23

ARTICLE IX-- Duration; Termination of Trust;
    Amendment; Mergers; Etc..........................      24

9.1      Duration....................................      24

                                                           Page
                                                          -----
9.2      Termination of Trust........................       24
9.3      Amendment Procedure.........................       25
9.4      Merger, Consolidation and Sale of Assets....       26
9.5      Incorporation...............................       26

ARTICLE X-- Miscellaneous............................       27

10.1     Certificate of Designation; Agent for
         Service of Process..........................       27
10.2     Governing Law...............................       27
10.3     Counterparts................................       27
10.4     Reliance by Third Parties...................       28
10.5     Provisions in Conflict with Law or
         Regulations.................................       28
10.6     Trust Only..................................       28
10.7     Withholding.................................       29
10.8     Headings and Construction...................       29

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                                       OF

                         NICHOLAS-APPLEGATE MUTUAL FUNDS

         This AMENDED AND RESTATED DECLARATION OF TRUST of NICHOLAS-APPLEGATE MUTUAL FUNDS is made on the 17th day of December, 1992 by the party signatory hereto, as trustee.

         WHEREAS, Nicholas-Applegate Mutual Funds has heretofore been formed as a business trust under the law of Delaware for the investment and reinvestment of its assets, by the execution of the Declaration of Trust of Nicholas-Applegate Mutual Funds on December 17, 1992; and

         WHEREAS, the Trustee desires to amend and restate such Declaration of Trust in its entirety; and

         WHEREAS, it is proposed that the Trust assets be composed of cash, securities and other assets contributed to the Trust by the holders of interests in the Trust entitled to ownership rights in the Trust;

         NOW, THEREFORE, the Trustee hereby declares that the Trustees will hold in trust all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder, and manage and dispose of the same for the benefit of the holders of interests in the Trust and subject to the following terms and conditions, and the Declaration of Trust is amended and restated to read in full as set forth herein.

                                    ARTICLE I

                                    The Trust

         1.1 Name. The name of the trust created hereby (the "Trust") shall be "Nicholas-Applegate Mutual Funds", and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees or holders of interest in the Trust. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the DBTA. Any such instrument shall not require the approval of the holders of interests in the Trust, but shall have the status of an amendment to this Declaration.

         1.2 Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the DBTA, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware business trust.

         1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:

                  (a) "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

                  (b) "Affiliated Person", "Assignment" and "Interested Person" shall have the meanings given them in the 1940 Act.

                  (c) "Administrator* shall mean any party furnishing services to the Trust pursuant to any administrative services contract described in Section 4.1 hereof.

                  (d) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

                  (f) "Commission" shall mean the Securities and Exchange Commission.

                  (g) "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration". "hereof". "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear. This Declaration shall, together with the By-Laws, constitute the governing instrument of the Trust under the DBTA.


                  (h) "DBTA" shall mean the Delaware Business Trust Act, Delaware Code Annotated title 12, Sections 3801 et seq., as amended from time to time.



                  (i) "Fiscal Year" shall mean an annual period as determined by the Trustees unless otherwise provided by the Code or applicable regulations.



                  (j) "Holders" shall mean as of any particular time any or all holders of record of Interests in the Trust or in Trust Property, as the case may be, at such time.


                  (k) "Interest" shall mean a Holder's units of interest into which the beneficial interest in the Trust and each series of the Trust shall be divided from time to time.

                  (l) "Investment Adviser" shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in
Section 4.1 hereof.

                  (m) "Majority Interests Vote" shall mean the vote, at a meeting of the Holders of Interests, of the lesser of (A) 67% or more of the Interests present or represented at such meeting, provided the Holders of more than 50% of the Interests are present or represented by proxy or (B) more than 50% of the Interests.

                  (n) "Person" shall mean and include an individual, corporation, partnership, trust, association, joint venture and other entity, whether or not a legal entity, and a government and agencies and political subdivisions thereof.

                  (o) "Registration Statement" as of any particular time shall mean the Registration Statement of the Trust which is effective at such time under the 1940 Act.

                  (p) "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees. The Trustees may authorize the division of Trust Property into two or more series, in accordance with the provisions of Section 8.8 hereof, in which case all references in this Declaration to the Trust, Trust Property, Interests therein or Holders thereof shall be deemed to refer to each such series, as the case may be, except as the context otherwise requires. Any series of Trust Property shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees.

                  (q) "Trustees" shall mean such persons who are indemnified as trustees of the Trust on the signature page of this Declaration, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, in their capacity as trustees hereunder.

                                   ARTICLE II

                                    Trustees

         2.1 Number and Qualification. The number of Trustees shall initially be one and shall thereafter be fixed from time to time by written instrument signed by majority of the Trustees so fixed then in office, provided, however, that the number of Trustees shall in no event be less than one. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

                  (a) Any vacancy created by an increase in Trustees shall be filled by the appointment or election of an individual having the qualifications described in this Article as provided in Section 2.4. Any such appointment shall not become effective, however, until the individual appointed or elected shall have accepted in writing such appointment or election and agreed in writing to be bound by the terms of the Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office.

                  (b) Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

         2.2 Term and Election. Each Trustee named herein, or elected or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until his or her successor has been elected at such meeting and has qualified to serve as Trustee. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in Section 2.3 below.

         2.3 Resignation and Removal. Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.

                  (a) Any of the Trustees may be removed with or without cause by the affirmative vote of the Holders of two-thirds (2/3) of the interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds (2/3) of the remaining Trustees. Removal with cause shall include, but not be limited to, the removal of a Trustee due to physical or mental incapacity.

                  (b) Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         2.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. A vacancy shall also occur in the event of an increase in the number of trustees as provided in Section 2.1. No such vacancy shall operate to annul this Declaration or to revoke any existing trust created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of at least a majority of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with Section 8.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration. There shall be no cumulative voting by the Holders in the election of Trustees.

         2.5 Meetings. Meetings of the Trustees shall be held from time to time within or without the State of Delaware upon the call of the Chairman, if any, the President, the Chief Operating Officer, the Secretary, an Assistant Secretary or any two Trustees.

                  (a) Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given not later than 72 hours preceding the meeting by United States mail or by electronic transmission to each Trustee at his business address as set forth in the records of the Trust or otherwise given personally not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                  (b) A quorum for all meetings of the Trustees shall be one-third of the total number of Trustees, but (except at such time as there is only one Trustee) no less than two Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees, which written consent shall be filed with the minutes of proceedings of the Trustees or any such committee. If there be less than a quorum present at any meeting of the Trustees, a majority of those present may adjourn the meeting until a quorum shall have been obtained.

                  (c) Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be two or more of the members thereof, unless the Board shall provide otherwise. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members, which written consent shall be filed with the minutes of proceedings of the Trustees or any such committee.

                  (d) With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or are otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

                  (e) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed consistent with Commission or staff releases or interpretations.

         2.6 Officers: Chairman of the Board. The Trustees shall, from time to time, elect officers of the Trust, including a President, a Secretary and a Treasurer. The Trustees shall elect or appoint, from time to time, a Trustee to act as Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President, Secretary and Treasurer may, but need not, be a Trustee. The Chairman of the Board and such officers of the Trust shall serve in such capacity for such time and with such authority as the Trustees may, in their discretion, so designate or as provided by in the By-Laws.


         2.7 By--Laws. The Trustees may adopt and, from time to time, amend or repeal the By-Laws for the conduct of the business of the Trust not inconsistent with this Declaration and such By-Laws are hereby incorporated in this Declaration by reference thereto.


                                   ARTICLE III

                               Powers of Trustees

         3.1 General. The Trustees shall have exclusive and absolute control over management of the business and affairs of the Trust, but with such powers of delegation as may be permitted by this Declaration and the DBTA. The Trustees may perform such acts as in their sole discretion are proper for conducting the business and affairs of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustee may be exercised without order of or recourse to any court.


         3.2      Investments. The Trustees shall have power to:

                  (a) conduct, operate and carry on the business of an investment company;


                  (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of United States and foreign currencies and related instruments including forward contracts, and securities, including common and preferred stock, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, futures contracts, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government, any foreign government, or any agency, instrumentality or political subdivision of the United States Government or any foreign government, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trustees may determine to invest.


         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the DBTA, except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees or in the name of any other Person on behalf of the Trust on such terms as the Trustees may determine.

         In the event that title to any part of the Trust Property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         3.4 Sale of Interests. Subject to the more detailed provisions set forth in Article VII, the Trustees shall have the power to permit persons to purchase Interests and to add or reduce, in whole or in part, their Interest in the Trust.

         3.5 Borrow Money. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.


         3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient.


         3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owned to the Trust; and to enter into releases, agreements and other instruments.

         3.8 Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable (subject to any limitations in the 1940 Act), and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

         3.9      Miscellaneous Powers. The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies (including, but not limited to, fidelity bonding and errors and omission policies) insuring the Investment Adviser, Administrator, distributor, Holders, Trustees, officers, employees, agents, or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such Person against liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, distributor, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the Fiscal Year of the Trust and the method by which its accounts shall be kept; and (h) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         3.10 Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any foreign countries, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign countries, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive and shall be binding upon the Trust and the Holders, past, present and future. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with Trust Property.

                                   ARTICLE IV

                  Investment Advisory, Administrative Services
                        and Placement Agent Arrangements

         4.1 Investment Advisory and Other Arrangements. The Trustees may in their discretion, from time to time, enter into contracts or agreements for investment advisory services, administrative services (including transfer and dividend disbursing agency services), distribution services, fiduciary (including custodian) services, placement agent services, Holder servicing and distribution services, or other services, whereby the other party to such contract or agreement shall undertake to furnish the Trustees such services as the Trustees shall, from time to time, consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any other provisions of this Declaration to the contrary, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be binding upon the Trust.


         4.2 Parties to Contract. Any contract or agreement of the character described in Section 4.1 of this Article IV or in By-Laws of the Trust may be entered into with any Person, although one or more of the Trustees or officers of the Trust or any Holder may be an officer, director, trustee, shareholder, or member of such other party to the contract or agreement, and no such contract or agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of such contract or agreement or accountable for any profit realized directly or indirectly therefrom, provided that the contract or agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. Any Trustee or officer of the Trust or any Holder may be the other party to contracts or agreements entered into pursuant to Section 4.1 hereof or the By-Laws of the Trust, and any Trustee or officer of the Trust or any Holder may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts or agreements mentioned in this Section 4.2.

                                    ARTICLE V

                            Limitations of Liability


         5.1 No Personal Liability of Trustees, Officers, Employees, Agents. No Trustee, officer, employee or agent of the Trust when acting in such capacity shall be subject to any personal liability whatsoever, in his or her individual capacity, to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, Holders of interests therein, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.


         5.2 Indemnification of Trustees, Officers, Employees, Agents. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including Persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he or she may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he or she may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.2, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he or she is not entitled to such indemnification.

         5.3 Liability of Holders; Indemnification. The Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject solely by reason of his or her being or having been a Holder and not because of such Holder's acts or omissions or for some other reason, and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability (upon proper and timely request by the Holder); provided, however, that no Holder shall be entitled to indemnification by any series established in accordance with Section 8.8 unless such Holder is a Holder of Interests of such series. The rights accruing to a Holder under this Section 5.3 shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein.

         5.4 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his or her duties hereunder.

         5.5 No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the Trustees or by any officer, employee or agent of the Trust, in his or her capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property or the private property of the Holders for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem advisable.


         5.6 Reliance on Experts, Etc. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         5.7 Assent To Declaration. Every Holder, by virtue of having become a Holder in accordance with the terms of this Declaration, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

                                   ARTICLE VI

                             Interests in the Trust

                  6.1 Interests. The beneficial interests in the property of the Trust shall consist of an unlimited number of Interests. No certificates certifying the ownership of Interests need be issued except as the Trustees may otherwise determine from time to time.

                  6.2 Rights of Holders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trust or the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no right to call for any partition or division of any property, profits or rights of the Trust. The Interests shall be personal property giving only the rights specifically set forth in this Declaration.

                  6.3 Register of Interests. A register shall be kept by the Trust under the direction of the Trustees which shall contain the names and addresses of the Holders and Interests held by each Holder. Each such register shall be conclusive as to the identity of the Holders of the Trust and the Persons who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon.

                  6.4 Notices. Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust.

                  6.5 No Pre-emptive Rights; Derivative Suits. Holders shall have no pre-emptive or other right to subscribe to any additional Interests or other securities issued by the Trust or any series thereof. No action may be brought by a Holder on behalf of the Trust unless Holders owning no less than 10% of the then outstanding Interests join in the bringing of such action.

                  6.6 No Appraisal Rights. Holders shall have no right to demand payment for their Interests or to any other rights of dissenting Holders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a holder of a corporation organized under the General Corporation Law of Delaware, or otherwise.

                                   ARTICLE VII

                           Purchases and Redemptions

                  7.1 Purchases. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the purchase of Interests by such party or parties (or increase in the Interests of a Holder) and for such type of consideration, including, without limitation, cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including, without limitation, the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

                  7.2 Redemption by Holder. Each Holder of Interests of the Trust or any series thereof shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his or her Interests of the Trust or series thereof at a redemption price equal to the net asset value per Interest of the Trust or series thereof next determined in accordance with Section 7.4 hereof after the Interests are properly tendered for redemption, subject to any contingent deferred sales charge in effect at the time of redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may, subject to the requirements of the 1940 Act, make payment wholly or partly in securities or other assets belonging to the Trust or series thereof of which the Interests being redeemed are part at the value of such securities or assets used in such determination of net asset value.

                  Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the Holders of Interests of the Trust or series thereof to require the Trust to redeem Shares of the Trust of series during any period or at any time when and to the extent permissible under the 1940 Act.

                  7.3 Redemption by Trust. Each Interest of the Trust or series thereof that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Interest was then being redeemed by the Holder pursuant to Section 7.2 hereof: (i) at any time, if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have materially adverse consequences to the Trust or any series or to the Holders of the Interests of the Trust or any series thereof, or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust with respect to maintenance of Holder accounts of a minimum amount. Upon such redemption the Holders of the Interests so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

                  7.4 Net Asset Value. The net asset value per Interest of any series shall be (i) in the case of a series whose Interests are not divided into classes, the quotient obtained by dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities belonging to that series) by the total number of Interests of that series outstanding, and (ii) in the case of a class of Interests of a series whose Interests are divided into classes, the quotient obtained by dividing the value of the net assets of that series allocable to such class (being the value of the assets belonging to that series allocable to such class less the liabilities belonging to such class) by the total number of Interests of such class outstanding; all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

                  The Trustees may determine to maintain the net asset value per Interest of any series at a designated constant dollar amount and in connection therewith may adopt procedures consistent with the 1940 Act for continuing declarations of income attributable to that series as dividends payable in additional Interests of that series at the designated constant dollar amount and for the handling of any losses attributable to that series.

                                  ARTICLE VIII

                                     Holders

                  8.1 Meetings of Holders. Meetings of the Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the

State of Delaware on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests in the Trust, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust requires a greater number of affirmative votes.

                  8.2 Notice of Meetings. Written or printed notice of all meetings of the Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees either by presenting it personally to a Holder, leaving it at his or her residence or usual place of business, or by sending it via United States mail or by electronic transmission to a Holder, at his or her registered address, at least 10 business days and not more than 90 business days before the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Holder at his or her address as it is registered with the Trust, with postage thereon prepaid. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

                  8.3 Record Date for Meetings. For the purpose of determining the Holders who are entitled to notice of any meeting and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 calendar days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the persons to be treated as Holders of record for such purposes. If the Trustees shall divide the Trust Property into two or more series in accordance with Section 8.8 herein, nothing in this Section 8.3 shall be construed as precluding the Trustees from setting different record dates for different series.

                  8.4 Proxies, Etc. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.

                           (a)      Pursuant to a resolution of a majority of
the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to a vote proportionate to its Interest in the Trust.

                           (b)      When Interests are held jointly by several
persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest.

                           (c)      A proxy purporting to be executed by or on
behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the charge or management of its Interest, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

                  8.5 Reports. The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current Fiscal Year to the end of such period.

                  8.6 Inspection of Records. The records of the Trust shall be open to inspection by Holders during normal business hours and for any purpose not harmful to the Trust.

                  8.7 Voting Powers. The Holders shall have power to vote only (a) for the election of Trustees as contemplated by Section 2.2 hereof, (b) with respect to any investment advisory contract as contemplated by Section 4.1 hereof, (c) with respect to termination of the Trust as provided in Section 9.2 hereof, (d) with respect to any merger, consolidation or sale of assets as provided in Section 9.4 hereof, (e) with respect to incorporation of the Trust to the extent and as provided in Section 9.5 hereof, (f) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, DBTA, or any other applicable law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable.

                  Each Holder shall be entitled to vote based on the ratio its Interest bears to the Interests of all Holders entitled to vote. Until Interests are issued, the Trustees nay exercise all rights of Holders and may take any action required by law, the Declaration or the By-Laws to be taken by Holders. The By-Laws may include further provisions for Holders' votes and meetings and related matters not inconsistent with this Declaration.

                  8.8 Series of Interests. Without limiting the authority of the Trustees set forth in this Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate seventeen series, as follows:

Nicholas-Applegate Core Growth Portfolio A
Nicholas-Applegate Core Growth Portfolio B
Nicholas-Applegate Core Growth Qualified Portfolio
Nicholas-Applegate Government Income Portfolio A
Nicholas-Applegate Government Income Portfolio B
Nicholas-Applegate Government Income Qualified Portfolio
Nicholas-Applegate Income & Growth Portfolio A
Nicholas-Applegate Income & Growth Portfolio B
Nicholas-Applegate Income & Growth Qualified Portfolio
Nicholas-Applegate Balanced Growth Portfolio A
Nicholas-Applegate Balanced Growth Portfolio B
Nicholas-Applegate Balanced Growth Qualified Portfolio
Nicholas-Applegate Worldwide Growth Portfolio A
Nicholas-Applegate Worldwide Growth Portfolio B
Nicholas-Applegate Worldwide Growth Qualified Portfolio
Nicholas-Applegate Money Market Portfolio
Nicholas-Applegate Money Market Qualified Portfolio

The following provisions shall be applicable to such series and any further series that may from time to time be established and designated by the Trustees:

                       (a) All consideration received by the Trust for the issue or sale of Interests of a particular series together with all Trust Property in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes subject only to the rights of creditors of such series and except as way otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there is any Trust Property, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate then among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes.

                           (b)      The Trust Property belonging to each
particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Interests for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Holders. Without limitation of the foregoing provisions of this Section, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of any other series. Notice of this limitation on inter-series liabilities may, in the Trustees' sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DBTA, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the DBTA relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each series. Every note, bond, contract or other undertaking issued by or on behalf of a particular series shall include a recitation limiting the obligation represented thereby to that series and its assets.

                           (c)      Dividends and distributions on Interests of
a particular series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Holders of Interests in that series, from such of the income and capital gains, accrued or realized, from the Trust Property belonging to that series as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Interests in a particular series shall be distributed pro rata to the Holders of Interests in that series in proportion to the total outstanding Interests in that series held by such Holders at the date and tine of record establishment for the payment of such dividends or distribution.

                           (d)      The Interests in a series of the Trust shall
represent beneficial interests in the Trust Property belonging to such series. Each Holder of Interests in a series shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such series. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a Holder of Interests in a series, such Holder shall be paid solely out of the funds and property of such series of the Trust. Upon liquidation or termination of a series of the Trust, Holders of Interests in such series shall be entitled to receive a pro rata share of the Trust Property belonging to such series. A Holder of Interests in a particular series of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other series or the Holders of Interests in any other series of the Trust.

                           (e)      Notwithstanding any other provision hereof,
if the Trust Property has been divided into two or more series, then on any matter submitted to a vote of Holders of Interests in the Trust, all Interests then entitled to vote shall be voted by individual series, except that (1) when required by the 1940 Act, Interests shall be voted in the aggregate and not by individual series, and (2) when the Trustees have determined that the matter affects only the interests of Holders of Interests in a limited number of series, then only the Holders of Interests in such series shall be entitled to vote thereon. Except as otherwise provided in this Article VIII, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series of Interests.

                           (f)      The establishment and designation of any
series of Interests other than those set forth above shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                           (g)      If the Trust Property has been divided into
two or more series, then Section 9.2 of this Agreement shall apply also with respect to each such series as if such series were a separate trust.

                           (h)      The Trustees shall be authorized to issue an
unlimited number of Interests of each series.

                           (i)      Subject to compliance with the requirements
of the 1940 Act, the Trustees shall have the authority to provide that Holders of Interests of any series shall have the right to convert said Interests into one or more other series in accordance with such requirements and procedures as may be established by the Trustees.

                  8.9 Holder Action by Written Consent. Any action which may be taken by Holders may be taken without notice and without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) shall consent to the action in writing and the written consents shall be filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as votes taken at a meeting of Holders.

                  8.10 Holder Communications. Whenever ten or more Holders who have been such for at least six months preceding the date of application, and who hold in the aggregate at least 1% of the total Interests, shall apply to the Trustees in writing, stating that they wish to communicate with other Holders with a view to obtaining signatures to a request for a meeting of Holders and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all Holders as recorded on the books of the Trust; or (2) inform such applicants as to the approximate number of Holders, and the approximate cost of transmitting to them the proposed communication and form of request.

                  If the Trustees elect to follow the course specified in clause
(2) above, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be transmitted and of the reasonable expenses of transmission, shall, with reasonable promptness, transmit, by United States mail or by electronic transmission, such material to all Holders at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall transmit, by United States mail or by electronic transmission, to such applicants and file with the Commission, together with a copy of the material to be transmitted, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. The Trustees shall thereafter comply with any order entered by the Commission and the requirements of the 1940 Act and the Securities Exchange Act of 1934.

                                   ARTICLE IX

                         Duration; Termination of Trust;
                           Amendment; Mergers; Etc.

                  9.1 Duration. Subject to possible termination in accordance with the provisions of Section 9.2, the Trust created hereby shall continue perpetually pursuant to Section 3808 of DBTA.

                  9.2      Termination of Trust.

                           (a)      The Trust may be terminated (i) by the
affirmative vote of the Holders of not less than two-thirds of the Interests in the Trust at any meeting of the Holders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the Holders of not less than two-thirds of such Interests, or (iii) by the Trustees by written notice to the Holders. Upon any such termination,

                                    (i)      The Trust shall carry on no
         business except for the purpose of winding up its affairs.

                                    (ii)     The Trustees shall proceed to wind
         up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, or other disposition of all or substantially all of the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the Holders by a Majority Interests Vote.

                                    (iii)    After paying or adequately
         providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights.

                           (b)      Upon termination of the Trust and
distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and file a certificate of cancellation in accordance with Section 3810 of the DBTA. Upon termination of the Trust, the Trustees shall thereon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

                  9.3      Amendment Procedure.

                           (a)      All rights granted to the Holders under this
Declaration of Trust are granted subject to the reservation of the right of the Trustees to amend this Declaration of Trust as herein provided, except as set forth herein to the contrary. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Holders) may be amended at any time, so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any such amendment shall be effective as

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provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

                           (b)      No amendment may be made, under Section
9.4(a) above, which would change any rights with respect to any Interest in the Trust by reducing the amount payable thereon upon liquidation of the Trust, by repealing the limitations on personal liability of any Holder or Trustee, or by diminishing or eliminating any voting rights pertaining thereto, except with a Majority Interests Vote.

                           (c)      A certification signed by a majority of the
Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as-aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                           (d)      Notwithstanding any other provision hereof,
until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

                  9.4 Merger, Consolidation and Sale of Assets. The Trust, or any series thereof, may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by no less than a majority of the Trustees and by a Majority Interests Vote of the Trust or such series, as the case may be, or by an instrument or instruments in writing without a meeting, consented to by the Holders of not less than 50% of the total Interests of the Trust or such series, as the case may be, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware. In accordance with Section 3815 (f) of DBTA, an agreement of merger or consolidation may effect any amendment to the Declaration or By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust. A certificate of merger or consolidation of the Trust shall be signed by a majority of the Trustees.

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

                  9.5 Incorporation. Upon a Majority Interests Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire equity interests. The Trustees nay also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                    ARTICLE X

                                  Miscellaneous

                  10.1 Certificate of Designation; Agent for Service of Process. The Trust shall file, in accordance with Section 3812 of DBTA, in the office of the Secretary of State of Delaware, a certificate of trust, in the fora and with such information required by Section 3810 by DBTA and executed in the Banner specified in Section 3811 of DBTA. In the event the Trust does not have at least one Trustee qualified under Section 3807 (a) of DBTA, then the Trust shall comply with Section 3807 (b) of DBTA by having and maintaining a registered office in Delaware and by designating a registered agent for service of process on the Trust, which agent shall have the same business office as the Trust's registered office. The failure to file any such certificate, to maintain a registered office, to designate a registered agent for service of process, or to include such other information shall not affect the validity of the establishment of the Trust, the Declaration, the By-Laws or any action taken by the Trustees, the Trust officers or any other Person with respect to the Trust except insofar as a provision of the DBTA would have governed, in which case the Delaware common law governs.

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
                  10.2 Governing Law. This Declaration is executed by all of the Trustees and delivered with reference to DBTA and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to DBTA and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DBTA) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration.

                  10.3 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                  10.4 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to (a) the number or identity of Trustees or. Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

                  10.5     Provisions in Conflict With Law or Regulations.

                           (a)      The provisions of this Declaration are
severable, and if the Trustees shall determine, with the advice of counsel r that any of such provisions is in conflict with the 1940 Act, the DBTA, or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

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

                           (b)      If any provision of this Declaration shall
be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

                  10.6 Trust Only. It is the intention of the Trustees to create only a business trust under DBTA with the relationship of Trustee and beneficiary between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware business trust except to the extent such trust is deemed to constitute a corporation under the Code and applicable state tax laws. Nothing in this Declaration of Trust shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

                  10.7 Withholding. Should any Holder be subject to withholding pursuant to the Code or any other provision of law, the Trust shall withhold all amounts otherwise distributable to such Holder as shall be required by law and any amounts so withheld shall be deemed to have been distributed to such Holder under this Declaration of Trust. If any sums are withheld pursuant to this provision, the Trust shall remit the sums so withheld to and file the required forms with the Internal Revenue Service, or other applicable government agency.

                  10.8 Headings and construction. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

                 IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ [ILLEGIBLE]
------------------------------                            December 17, 1992
    Trustee

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